Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS RESULTS

FOR FIRST QUARTER 2010

CSG reports strong cash flows and increased organic revenue growth rate

ENGLEWOOD, COLO. (April 27, 2010) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended March 31, 2010.

Key Financial Highlights:

•	Results for the quarter ended March 31, 2010, were as follows:

•	Total revenues were $130.3 million, an increase of five percent over the same period in 2009.

•	Non-GAAP operating income was $24.1 million, or 18.5% of total revenues, and GAAP operating income was $16.4 million, or 12.6% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.49, which includes a negative $0.02 impact as a result of a higher than expected tax rate. GAAP EPS was $0.03.

•	Cash flows from operations for the quarter were $31.3 million.

•

On March 1, 2010, CSG completed an offering of $150 million of 3.0% senior subordinated convertible notes due 2017. Net proceeds from this offering were approximately $145 million and were used primarily to:

•	Repurchase $119.9 million (par value) of its 2004 2.5% senior subordinated convertible contingent debt securities due 2024 for $125 million; and

•	Repurchase 1.5 million shares of its common stock for $29.3 million ($19.56 per share).

“We are pleased with our first quarter results and believe that our performance provides insight into the quality of our client relationships and the value that we provide to some of the nation’s leading content and information providers,” said Peter Kalan, president and chief executive officer for CSG Systems. “We believe that our value proposition—providing highly scalable, integrated outsourced solutions that maximize and monetize every customer interaction—will help our clients execute on their business objectives and fuel our growth.”

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April 27, 2010

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2010	2009	Percent Change
Revenues	$130,263	$123,546	5%
Customer Accounts	48,975	45,379	8%
Non-GAAP Results:
Operating Income	$24,119	$22,968	5%
Operating Income Margin	18.5%	18.6%	—
EPS	$0.49	$0.50	(2)%
GAAP Results:
Operating Income	$16,402	$21,579	(24)%
Operating Income Margin	12.6%	17.5%	—
EPS	$0.03	$0.37	(92)%

CSG’s calculations of non-GAAP operating income and non-GAAP EPS exclude different items. The following table below outlines the exclusions from CSG’s non-GAAP financial measures.

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Amortization of original issue discount	—	X
Gain (loss) on repurchase of convertible debt securities	—	X

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2010 were $130.3 million, a five percent increase from revenues of $123.5 million for the same period in 2009, and a two percent increase from the fourth quarter 2009 revenues of $127.8 million. These increases are entirely a result of organic growth factors, primarily related to the full impact of the customer conversions to our systems during the second half of 2009.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2010 was $24.1 million, or 18.5% of total revenues, which compares to $23.0 million, or 18.6%, for the same period last year. The non-GAAP operating income for the first quarter of 2010 and 2009 excludes $7.7 million and $1.4 million, respectively, of data center transition expenses. Non-GAAP EPS for the first quarter of 2010 was $0.49 compared to $0.50 for the first quarter of 2009. For the current quarter, the effective income tax rate was 38%, higher than previous expectations of 35%, caused by a delay in recognition of certain anticipated tax credits. This higher effective income tax rate had a negative impact of $0.02 on non-GAAP EPS for the quarter.

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April 27, 2010

GAAP Results: GAAP operating income for the first quarter of 2010 was $16.4 million, or 12.6% of total revenues, compared to $21.6 million, or 17.5%, for first quarter of 2009, with the decrease related primarily to the $6.3 million increase in quarterly data center transition costs between years. GAAP EPS for the first quarter of 2010 was $0.03, compared to $0.37 for the same period last year. This year-over-year decrease in GAAP EPS can be attributed primarily to the following items:

•

A net negative GAAP EPS impact of $(0.23) related to the $11.0 million loss, or ($0.20) per diluted share impact, on the repurchase of the convertible debt securities incurred in the first quarter of 2010, as compared to the $1.5 million gain, or $0.03 per diluted share impact, that occurred in the first quarter of 2009 for similar debt repurchases; and

•	A negative GAAP EPS impact of $(0.11) related to the $6.3 million increase in quarterly data center transition costs between years.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	March 31, 2010	December 31, 2009	March 31, 2009
Cash, cash equivalents and short-term investments	$210,745	$198,377	$120,345
Net trade accounts receivable	107,167	107,810	130,210
Long-term debt:
Par value	$200,404	$170,300	$185,300
Unamortized original issue discount	(41,238)	(12,853)	(20,568)

Net debt carrying amount	$159,166	$157,447	$164,732

On March 1, 2010, CSG completed an offering of $150 million of 3.0% senior subordinated convertible notes due 2017. The net proceeds from the sale of the notes were approximately $145 million, which were used primarily to:

•

Repurchase $119.9 million of its 2004 2.5% senior subordinate convertible contingent debt securities due 2024 (which had a put option for bond holders in June 2011) for $125 million on March 22, 2010. As a result of this repurchase, CSG recognized a loss of $11.0 million, or $0.20 per diluted share; and

•	Repurchase 1.5 million shares of its common stock for $29.3 million ($19.56 per share).

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	March 31, 2010	December 31, 2009	March 31, 2009
Cash Flows from Operating Activities:
Operations	$27,376	$24,320	$30,449

Changes in operating assets and liabilities	3,948	31,291	(14,436)

Net cash provided by operating activities	$31,324	$55,611	$16,013

Cash Flows from Investing Activities:
Purchases of property and equipment	$(4,048)	$(5,837)	$(10,024)

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April 27, 2010

Of the $4.0 million CSG spent on capital expenditures during the quarter ended March 31, 2010, approximately $1 million related to our data center transition efforts.

2010 Financial Guidance

A summary of CSG’s financial guidance for the full year 2010 is as follows:

Revenues	$522 - $530 million
Non-GAAP EPS	$2.13 - $2.19
GAAP EPS from continuing operations	$0.99 - $1.03

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Conference Call

CSG will host a one-hour conference call on April 27, 2010, at 5:00 p.m. ET, to discuss CSG’s first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com. In addition, to reach the conference by phone, dial (877) 941-2332 and ask the operator for the CSG Systems conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately two-thirds of its revenues from four clients;

•	CSG’s ability to maintain a reliable, secure computing environment, as well as and risks inherent to transitioning data centers;

•	continued market acceptance of CSG’s products and services;

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April 27, 2010

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to convert clients to its solutions in a timely and effective manner;

•	CSG’s dependency on the North American communications industry;

•	increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals; and

•	CSG’s continued ability to protect its intellectual property rights.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

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April 27, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$165,290	$163,489
Short-term investments	45,455	34,888

Total cash, cash equivalents and short-term investments	210,745	198,377
Trade accounts receivable-
Billed, net of allowance of $2,289 and $2,036	107,167	107,810
Unbilled and other	9,899	9,140
Deferred income taxes	13,038	16,826
Income taxes receivable	2,788	2,114
Other current assets	12,103	9,575

Total current assets	355,740	343,842
Property and equipment, net of depreciation of $93,467 and $88,195	53,252	56,799
Software, net of amortization of $41,474 and $40,266	11,734	12,157
Goodwill	107,537	107,052
Client contracts, net of amortization of $125,515 and $122,666	39,838	41,407
Other assets	8,632	4,920

Total assets	$576,733	$566,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$32,789	$29,906
Trade accounts payable	30,502	26,856
Accrued employee compensation	21,582	26,598
Deferred revenue	32,601	26,307
Other current liabilities	9,618	9,894

Total current liabilities	127,092	119,561

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $41,238 and $12,853	159,166	157,447
Deferred revenue	19,450	20,498
Income taxes payable	4,585	5,889
Deferred income taxes	53,120	42,198
Other non-current liabilities	8,003	8,474

Total non-current liabilities	244,324	234,506

Total liabilities	371,416	354,067

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,060,278 shares and 35,125,943 shares outstanding	640	636
Additional paid-in capital	430,181	408,722
Treasury stock, at cost, 29,956,808 shares and 28,456,808 shares	(704,963)	(675,623)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	8	10
Unrecognized pension plan losses and prior service costs, net of tax	(897)	(919)
Accumulated earnings	480,348	479,284

Total stockholders’ equity	205,317	212,110

Total liabilities and stockholders’ equity	$576,733	$566,177

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April 27, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2010	March 31, 2009
Revenues:
Processing and related services	$122,046	$114,728
Software, maintenance and services	8,217	8,818

Total revenues	130,263	123,546

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	67,004	60,254
Software, maintenance and services	5,968	6,402

Total cost of revenues	72,972	66,656
Other operating expenses:
Research and development	18,512	17,151
Selling, general and administrative	16,534	13,818
Depreciation	5,622	4,240
Restructuring charges	221	102

Total operating expenses	113,861	101,967

Operating income	16,402	21,579

Other income (expense):
Interest expense	(1,548)	(1,573)
Amortization of original issue discount	(2,300)	(2,225)
Gain (loss) on repurchase of convertible debt securities	(10,952)	1,468
Interest and investment income, net	116	482
Other, net	(2)	—

Total other	(14,686)	(1,848)

Income before income taxes	1,716	19,731
Income tax provision	(652)	(6,906)

Net income	$1,064	$12,825

Weighted-average shares outstanding – Basic:
Common stock	33,051	33,070
Participating restricted stock	743	1,352

Total	33,794	34,422

Weighted-average shares outstanding – Diluted:
Common stock	33,313	33,113
Participating restricted stock	743	1,352

Total	34,056	34,465

Earnings per common share:
Basic	$0.03	$0.37
Diluted	$0.03	$0.37

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April 27, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net income	$1,064	$12,825
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	5,622	4,240
Amortization	4,111	2,963
Amortization of original issue discount	2,300	2,225
Gain on short-term investments and other	(38)	(192)
(Gain)/loss on repurchase of convertible debt securities	10,952	(1,468)
Deferred income taxes	1,433	6,978
Excess tax benefit of stock-based compensation awards	(1,077)	(137)
Stock-based employee compensation	3,009	3,015

Subtotal	27,376	30,449
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(116)	(11,137)
Other current and non-current assets	(3,110)	(2,229)
Income taxes payable/receivable	(1,246)	(4,495)
Trade accounts payable and accrued liabilities	3,174	(3,065)
Deferred revenue	5,246	6,490

Net cash provided by operating activities	31,324	16,013

Cash flows from investing activities:
Purchases of property and equipment	(4,048)	(10,024)
Purchases of short-term investments	(41,932)	(2,937)
Proceeds from sale/maturity of short-term investments	31,400	24,400
Acquisition of businesses, net of cash acquired	(2,264)	(6,296)
Acquisition of and investments in client contracts	(1,280)	(1,489)

Net cash provided by (used in) investing activities	(18,124)	3,654

Cash flows from financing activities:
Proceeds from issuance of common stock	451	264
Repurchase of common stock	(33,504)	(6,047)
Payments on acquired equipment financing	(285)	(248)
Proceeds from long-term debt	150,000	—
Payments of deferred financing costs	(4,146)	—
Repurchase of convertible debt securities	(124,992)	(13,229)
Excess tax benefit of stock-based compensation awards	1,077	137

Net cash used in financing activities	(11,399)	(19,123)

Net increase in cash and cash equivalents	1,801	544
Cash and cash equivalents, beginning of period	163,489	83,886

Cash and cash equivalents, end of period	$165,290	$84,430

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$852	$142
Income taxes	466	4,328

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April 27, 2010

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income and non-GAAP EPS. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following items:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the GAAP amounts excluded from the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible debt securities	—	X

CSG believes that excluding certain items provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets results from the acquisition of businesses. A portion of the purchase price in an acquisition is allocated to the intangible assets (e.g., software, client relationships, etc.) acquired, and is then amortized to expense over the estimated useful life of the respective intangible asset. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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April 27, 2010

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters are as follows (in thousands, except percentages):

	Quarter Ended March 31, 2010		Quarter Ended March 31, 2009
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$16,402	12.6%	$21,579	17.5%
Data center transition expenses	7,717	5.9%	1,389	1.1%

Non-GAAP operating income	$24,119	18.5%	$22,968	18.6%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated quarters are as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2010		Quarter Ended March 31, 2009
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$1,716	$0.03	$19,731	$0.37
Data center transition expenses	7,717	0.14	1,389	0.03
Stock-based compensation	3,009	0.06	3,015	0.06
Amortization of acquired intangible assets	1,164	0.02	1,381	0.03
Amortization of original issue discount	2,300	0.04	2,225	0.04
(Gain) loss on repurchase of convertible debt securities	10,952	0.20	(1,468)	(0.03)

Non-GAAP income before income taxes	$26,858	$0.49	$26,273	$0.50

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

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(2)	These items represent the after-tax impact to net income on a per diluted share basis for the quarters ended March 31, 2010 and 2009, using CSG’s effective income tax rates of approximately 38% and 35%, respectively, and weighted-average diluted shares outstanding of 34.1 million and 34.5 million, respectively.

Non-GAAP Financial Measures – 2010 Financial Guidance

Non-GAAP Operating Income:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2010 full year financial guidance, is as follows:

2010 Guidance
GAAP operating income margin	14.5%
Data center transition expenses as a percentage of total revenues (3)	4.5%

Non-GAAP operating income margin (“approximately 19%”)	19.0%

(3)	This represents the pretax impact of the midpoint of the estimated 2010 data center transition expenses of approximately $23 million to $24 million on CSG’s operating income margin.

Non-GAAP EPS:

The reconciliation of GAAP EPS from continuing operations to non-GAAP EPS as included in CSG’s 2010 full year financial guidance is as follows.

	2010 Guidance Range (4)
	Low Range	High Range
GAAP EPS from continuing operations	$0.99	$1.03
Data center transition expenses (5)	0.45	0.47
Stock-based compensation (6)	0.25	0.25
Amortization of acquired intangible assets (7)	0.09	0.09
Amortization of original issue discount (8)	0.14	0.14
Loss on repurchase of convertible debt securities (9)	0.21	0.21

Non-GAAP EPS	$2.13	$2.19

(4)	The after-tax impact of these items is calculated using CSG’s estimated full year 2010 effective income tax rate of approximately 35%, and using the estimated weighted-average diluted shares outstanding of 33.4 million for 2010.
(5)	This represents the after-tax impact on a per diluted share basis of the midpoint of the full year data center transition expenses of approximately $23 million to $24 million estimated in 2010.
(6)	This represents the after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million estimated in 2010.
(7)	This represents the after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $5 million estimated in 2010.

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(8)	This represents the after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $7 million estimated in 2010.
(9)	This represents the after-tax impact on a per diluted share basis of the loss on the repurchase of convertible debt securities of $11 million in 2010. At this time, CSG’s 2010 guidance does not assume any additional debt repurchases of its convertible debt securities.